Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Tuesday, October 30, 2012
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS RECORD THIRD QUARTER RESULTS

NORTHBROOK, IL — October 30, 2012 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported results for the third quarter ended September 30, 2012.

•                  Net sales of $310 million up $94 million, or 44 percent, versus prior year

•                  Net income of $18 million up $2 million, or 13 percent, versus 2011

•                  Adjusted EBITDA of $49 million up $7 million, or 17 percent, versus prior year

•                  Diluted EPS of $0.38 up $0.03 per share, or 9 percent, versus 2011

•                  Adjusted diluted EPS of $0.41 up $0.05 per share, or 14 percent, versus prior year

Roger W. Stone, Chairman and Chief Executive Officer, stated, “The announced $50 per ton containerboard price increase for mid-August shipments was implemented late in the third quarter and is expected to increase fourth quarter 2012 EBITDA by $7 million. Once fully implemented it should boost our EBITDA by approximately $45 million annually.

“Our mills produced 389,000 tons of paper for the quarter. Although this was below our expectations, our Roanoke Rapids mill was impacted by a flood in late August resulting from a rare deluge of rain which curtailed production and added flood clean-up and repair costs. In addition, our Charleston mill also encountered some productivity problems which temporarily impacted their operations.  Fortunately, our mills are now performing well, and Roanoke Rapids has had the best start-up from its annual planned maintenance outage since we have owned the mill.”

Third Quarter Operating Highlights

Consolidated net sales of $309.5 million in the third quarter of 2012 increased by $93.7 million, or 43.4 percent compared to $215.8 million for the 2011 third quarter. The increase is primarily due to the USC acquisition which contributed $99.1 million of additional revenue based on selling 1.56 billion square feet of corrugated products compared to none in 2011. In 2012’s third quarter, 329,000 tons of paper were sold compared to 327,000 tons a year earlier. The Company’s average selling price increased by $2 per ton compared to the second quarter of 2012, but was $14 per ton lower than the third quarter of 2011 due to lower export containerboard prices and product mix.

Operating income of $31.1 million for the 2012 third quarter increased by $1.0 million, or 3.2 percent, compared to the 2011 third quarter. The improved financial performance primarily reflects benefits from the acquisition and the timing of annual planned maintenance outages, partially offset by lower selling prices, unplanned downtime at our Roanoke Rapids, NC mill and unfavorable foreign exchange rates.

Unfavorable foreign exchange rates resulting from the strengthening of the U.S. dollar compared to the euro reduced operating income by $1.5 million.

Interest expense, net was $1.9 million for the third quarter of 2012, up $1.3 million from a year ago as a result of a higher debt balance associated with the acquisition. At September 30, 2012, the interest rate on the term loan was 1.97 percent. Amortization of debt issuance costs of $0.9 million for the third quarter of 2012 increased by $0.5 million from a year ago due to costs associated with the Company’s new credit agreement.

The effective tax rate for the third quarter of 2012 was 35.1 percent compared to 42.3 percent for the 2011 third quarter and increased diluted earnings per share by $0.04. The lower effective tax rate is due to a higher expected benefit from the domestic manufacturing deduction and $0.6 million of discrete tax adjustments related to prior years’ tax returns. The 2011 effective tax rate included a discrete item for return to provision adjustment. For 2012, the Company estimates its cash tax rate to be about 10 percent reflecting utilization of net operating losses and the cellulosic biofuel tax credit.

Cash Flow and Working Capital

Cash and cash equivalents increased by $26.6 million in the quarter ended September 30, 2012, to $36.3 million reflecting $40.5 million of net cash provided by operating activities, $13.9 million of cash used by investing activities and $0.1 million of cash provided by financing activities.

Capital expenditures for the third quarter of 2012 totaled $13.9 million. The Company estimates $64.0 million of capital expenditures for the year.

At September 30, 2012, the Company had approximately $160.7 million of working capital and $142.8 million of revolver borrowing capacity.

Conclusion

In summary, Stone commented, “In September, we announced our plans to invest $29 million in our Charleston, South Carolina mill to improve our ability to produce ultra high performance lightweight linerboard grades positioning us well for future customer needs.  Our balance sheet and cash flow generation is very strong, and we are well-poised to continue to grow this company profitably.”

Conference Call

KapStone will host a conference call at 11 a.m. EDT, Wednesday, October 31, 2012, to discuss the Company’s financial results for the 2012 third quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic: 866.543.6411

International: 617.213.8900

Participant Passcode: 27874399

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at http://earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (http://streetevents.com) a password-protected event management site.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is a leading North American producer of unbleached kraft paper and corrugated products. The Company is the parent company of KapStone Kraft Paper Corporation and KapStone Container Corporation which includes three paper mills and 14 converting plants across the eastern and midwestern US. The business employs approximately 2,700 people.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, Basic EPS to Adjusted Basic EPS, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (2) market and economic factors, including changes in raw material and healthcare costs, exchange rates and interest rates; (3) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs and (7) the income tax impact of the federal incentive program for cellulosic biofuel producers. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(unaudited)

			Fav / (Unfav)			Fav / (Unfav)
	Quarter Ended September 30,		Variance	Nine Months Ended September 30,		Variance
	2012	2011	%	2012	2011	%

Net sales	$309,544	$215,842	43.4%	$915,646	$637,366	43.7%

Cost and expenses:
Cost of sales, excluding depreciation and amortization	219,091	146,038	-50.0%	646,500	431,832	-49.7%
Depreciation and amortization	15,605	11,960	-30.5%	46,108	36,529	-26.2%
Freight and distribution expenses	27,945	19,319	-44.7%	81,624	56,829	-43.6%
Selling, general and administrative expenses	16,039	8,720	-83.9%	51,047	26,892	-89.8%
Other operating income	200	292	-31.5%	628	870	-27.8%
Operating income	31,064	30,097	3.2%	90,995	86,154	5.6%

Foreign exchange (loss)	(11)	(456)	97.6%	(399)	(121)	-229.8%
Interest expense, net	1,857	617	-201.0%	6,526	1,944	-235.7%
Amortization of debt issuance costs	936	419	-123.4%	2,739	1,266	-116.4%
Income before provision for income taxes	28,260	28,605	-1.2%	81,331	82,823	-1.8%
Provision for income taxes	9,915	12,110	18.1%	29,019	33,038	12.2%
Net income	$18,345	$16,495	11.2%	$52,312	$49,785	5.1%

Net income per share:
Basic	$0.39	$0.36		$1.12	$1.08
Diluted	$0.38	$0.35		$1.09	$1.05

Weighted-average number of shares outstanding:
Basic	46,747,095	46,379,537		46,619,692	46,241,251
Diluted	47,914,816	47,494,425		47,833,592	47,455,133

Effective tax rate	35.1%	42.3%		35.7%	39.9%

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,304	$8,062
Trade accounts receivable, net of allowances	122,909	108,320
Other receivables	7,788	11,247
Inventories	105,146	110,054
Prepaid expenses and other current assets	6,873	4,207
Deferred income taxes	10,645	10,048
Total current assets	289,665	251,938

Plant, property and equipment, net	565,758	567,195
Other assets	4,692	4,313
Intangible assets, net	57,263	63,715
Goodwill	230,737	237,193
Total assets	$1,148,115	$1,124,354

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$6,094
Other current borrowings	622	—
Accounts payable	77,354	81,051
Accrued expenses	27,462	21,217
Accrued compensation costs	23,522	27,445
Total current liabilities	128,960	135,807

Long-term debt, net of current portion	294,171	335,635
Pension and post-retirement benefits	10,521	10,676
Deferred income taxes	98,671	84,316
Other liabilities	10,662	11,642
Total other liabilities	414,025	442,269

Stockholders’ equity:
Common stock $0.0001 par value	5	5
Additional paid-in capital	236,999	230,665
Retained earnings	370,380	318,068
Accumulated other comprehensive loss	(2,254)	(2,460)
Total stockholders’ equity	605,130	546,278
Total liabilities and stockholders’ equity	$1,148,115	$1,124,354

KapStone Paper and Packaging Corporation

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating activities:
Net income	$18,345	$16,495	$52,312	$49,785
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,605	11,960	46,108	36,529
Stock-based compensation expense	745	705	4,322	3,226
Excess tax benefits from stock-based compensation	(382)	(423)	(1,878)	(1,181)
Amortization of debt issuance costs	936	418	2,739	1,266
Loss on disposal of fixed assets	282	441	873	623
Deferred income taxes	7,851	15,924	22,579	30,215
Changes in operating assets and liabilities	(2,930)	5,432	(9,603)	(16,419)
Net cash provided by operating activities	$40,452	$50,952	$117,452	$104,044

Investing activities:
KPB acquisition earn-out payment	$—	$—	$—	$(49,700)
USC acquisition	—	—	(314)	—
Restricted cash	—	(15,000)	—	(15,000)
Capital expenditures	(13,945)	(13,348)	(41,399)	(26,262)
Net cash used in investing activities	$(13,945)	$(28,348)	$(41,713)	$(90,962)

Financing activities:
Proceeds from revolving credit facility	$40,000	$—	$79,400	$7,600
Repayments on revolving credit facility	(40,000)	—	(79,400)	(7,600)
Repayments of long-term debt	—	(4,709)	(50,000)	(14,127)
Proceeds from other current borrowings	—	—	3,398	2,273
Repayments on other current borrowings	(930)	(415)	(2,776)	(1,650)
Payment of withholding taxes on vested restricted stock awards	—	(86)	(1,179)	(952)
Proceeds from exercises of stock options	598	396	1,073	1,017
Proceeds from issuance of shares to ESPP	151	95	241	192
Loan amendment costs	(87)	—	(132)	(244)
Debt issuance costs for new credit facility	—	(788)	—	(788)
Excess tax benefits from stock-based compensation	382	423	1,878	1,181
Net cash provided by (used in) financing activities	$114	$(5,084)	$(47,497)	$(13,098)

Net increase / (decrease) in cash and cash equivalents	26,621	17,520	28,242	(16)
Cash and cash equivalents-beginning of period	9,683	49,822	8,062	67,358
Cash and cash equivalents-end of period	$36,304	$67,342	$36,304	$67,342

KapStone Paper and Packaging Corporation

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended Sept 30,		Nine Months Ended Sept 30,
	2012	2011	2012	2011
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$18,345	$16,495	$52,312	$49,785
Interest expense, net	1,857	617	6,526	1,944
Amortization of debt issuance costs	936	419	2,739	1,266
Provision for income taxes	9,915	12,110	29,019	33,038
Depreciation and amortization	15,605	11,960	46,108	36,529
EBITDA (Non-GAAP)	$46,658	$41,601	$136,704	$122,562

Acquisition start up expenses	1,353	—	3,958	—
Stock-based compensation expense	745	705	4,322	3,226
Adjusted EBITDA (Non-GAAP)	$48,756	$42,306	$144,984	$125,788

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$18,345	$16,495	$52,312	$49,785
Acquisition start up expenses	878	—	2,546	—
Stock-based compensation expense	484	407	2,780	1,939
Adjusted Net Income (Non-GAAP)	$19,707	$16,902	$57,638	$51,724

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.39	$0.36	$1.12	$1.08
Acquisition start up expenses	0.02	—	0.05	—
Stock-based compensation expense	0.01	0.01	0.06	0.04
Adjusted Basic EPS (Non-GAAP)	$0.42	$0.37	$1.23	$1.12

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.38	$0.35	$1.09	$1.05
Acquisition start up expenses	0.02	—	0.05	—
Stock-based compensation expense	0.01	0.01	0.06	0.04
Adjusted Diluted EPS (Non-GAAP)	$0.41	$0.36	$1.20	$1.09